Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO
§906 OF THE SARBANES-OXLEY ACT OF 2002

June 10, 2003

In connection with the filing of the quarterly report on Form 10-Q of Hastings Entertainment, Inc., a Texas Corporation (the “Company”), for the quarterly period ended April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ John H. Marmaduke John H. Marmaduke President and Chief Executive Officer (Principal Executive Officer)

/s/ Dan Crow Dan Crow Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to Hastings Entertainment, Inc. and will be retained by Hastings Entertainment, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.